Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of Jagged Peak, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended December 27, 2013, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2014

By:	/s/ Paul Demirdjian
Chief Executive Officer
(Principal Executive Officer)